Exhibit 99.1

Netcapital Secures FINRA Approval for Broker-Dealer License

BOSTON, MA – November 26, 2024 – Netcapital Inc. (Nasdaq: NCPL, NCPLW) (the “Company”), a digital private capital markets ecosystem, today announced that its wholly-owned subsidiary, Netcapital Securities Inc. (“NSI”), has received approval from the Financial Industry Regulatory Authority (“FINRA”) to become a FINRA-member broker-dealer.

Key Highlights:

●	Netcapital Securities Inc. is specifically approved to engage in the following types of business: private placements of securities and referral business.

●	The purpose of Netcapital Securities Inc. is to support companies (i.e., issuers) raising equity capital under Regulation A (“Reg A”) and/or Regulation D (“Reg D”), and to partner with other broker-dealers to collaboratively syndicate deals.

●	This approval allows Netcapital to support larger fundraises while potentially offering its investor base a broader range of investment opportunities.

●	Additionally, this approval enables Netcapital Securities Inc. to charge fees on the capital issuers raise under Reg A and Reg D, and to enter into fee sharing agreements with other broker-dealers.

“This is a major milestone for Netcapital, positioning us to expand our offerings and allowing us to better serve our clients by supporting larger capital raises,” said Martin Kay, CEO of Netcapital Inc.

About Netcapital Inc.

Netcapital Inc. is a fintech company with a scalable technology platform that allows private companies to raise capital online and provides private equity investment opportunities to investors. The Company’s consulting group, Netcapital Advisors, provides marketing and strategic advice and takes equity positions in select companies. The Company’s funding portal, Netcapital Funding Portal, Inc. is registered with the U.S. Securities & Exchange Commission (SEC) and is a member of the Financial Industry Regulatory Authority (FINRA), a registered national securities association.

Forward Looking Statements

The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Investor Contact

800-460-0815

ir@netcapital.com

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